THIRD AMENDMENT TO SECURED PROMISSORY NOTE

THIS THIRD AMENDMENT TO SECURED PROMISSORY NOTE (this "Third Amendment") is made and entered into effective as of July 28, 2026 (the "Effective Date") by and between PowerCompute, Inc. (formerly known as LM Funding America, Inc.), a Delaware corporation (the "Company"), and Brown Family Enterprises, LLC, a Delaware limited liability company ("Holder").

RECITALS

WHEREAS, Holder is the owner and holder of that certain Secured Promissory Note dated as of May 18, 2024 and executed by the Company in favor of Holder in the original principal amount of US$1,500,000, as amended by that certain First Amendment to Secured Promissory Note dated as of March 27, 2025 and that certain Second Amendment to Secured Promissory Note dated as of March 24, 2026 (as so amended, the "Note");

WHEREAS, on July 27, 2026 the Company paid to Holder US$250,000 in reduction of the outstanding principal balance of the Note, and the Company has paid all interest accrued under the Note through and including June 30, 2026, such that as of the Effective Date the outstanding principal balance of the Note is US$1,250,000 and $12,205 interest remains accrued and unpaid thereon;

WHEREAS, the stated Maturity Date of the Note was June 30, 2026, and the parties desire to extend the Maturity Date as set forth herein; and

WHEREAS, Holder has agreed to amend the Note as set forth herein and on the terms and conditions contained in this Third Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder, intending to be legally bound hereby, agree as follows:

AGREEMENT

1. Recitals. The foregoing recitals are hereby incorporated into this Third Amendment and expressly made a part hereof.

2. Amendment. The first paragraph of the Note is hereby replaced, in its entirety, with the following:

"FOR VALUE RECEIVED, PowerCompute, Inc. (formerly known as LM Funding America, Inc.), a Delaware corporation (the "Company"), hereby promises to pay to the order of the undersigned holder (the "Holder"), the principal sum of US$1,250,000 (the "Principal Amount"), together with interest thereon, pursuant to this secured promissory note (the "Note"). In addition to the Principal Amount, the Company owes Holder

US$12,205 in interest accrued and unpaid through and including July 27, 2026 (the "Accrued Interest"). Interest shall accrue from and after July 28, 2026 in an amount equal to eleven percent (11%) per annum, simple interest (calculated on the basis of a 365-day year), on the outstanding principal balance of this Note until the Note is paid in full. All principal, the Accrued Interest, and all other interest accrued but unpaid under this Note shall become due and payable on December 31, 2026 (the "Maturity Date")."

3. Acknowledgment of Payment; No Default. Holder acknowledges and agrees that (a) it has received the US$250,000 principal payment and all interest accrued under the Note through and including June 30, 2026, (b) as of the Effective Date the outstanding principal balance of the Note is US$1,250,000 and $12,205 interest remains accrued and unpaid thereon, representing interest accrued for the period from July 1, 2026 through and including July 27, 2026, and (c) any Event of Default, default, or event that with the giving of notice or passage of time would constitute an Event of Default under the Note arising solely from the failure of the Company to pay the Note in full on or before June 30, 2026 is hereby waived. The foregoing waiver is limited to the specific matter described and shall not constitute a waiver of any other default or of any future default.

4. Reaffirmation of Security. The Note is and remains a secured obligation of the Company. The Company hereby ratifies, confirms and reaffirms all liens, security interests, pledges and other collateral granted by the Company to secure the Note, including without limitation those granted under the Security Agreement dated as of May 18, 2024 between the Company and Holder (the "Security Documents"), and confirms that such liens and security interests continue in full force and effect and secure the Note as amended by this Third Amendment. Nothing in this Third Amendment shall impair, release, subordinate or otherwise affect the Security Documents or the priority of the liens and security interests granted thereunder.

5. Ratification. Except as explicitly and specifically amended by this Third Amendment, all terms and conditions of the Note shall remain in full force and effect. This Third Amendment does not constitute repayment, cancellation or a novation of the Note.

6. Name Change. The parties acknowledge that, effective July 22, 2026, LM Funding America, Inc. changed its corporate name to PowerCompute, Inc. References in the Note and the Security Documents to LM Funding America, Inc. shall be deemed to refer to PowerCompute, Inc., without any change to the identity of the obligor or to the obligations, liens or security interests thereunder.

7. Binding Agreement. The terms and conditions of this Third Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.

8. Counterparts. This Third Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9. Severability. The illegality or unenforceability of any provision of this Third Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Third Amendment or any instrument or agreement required hereunder.

10. Conflict. In the event of a conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Note, the terms and provisions of this Third Amendment shall be controlling.

11. Headings. The headings or captions of sections and paragraphs in this Third Amendment are for reference only, do not define or limit the provisions of such sections or paragraphs, and shall not affect the interpretation of this Third Amendment.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Third Amendment has been executed by the undersigned as of the date and year first above written.

COMPANY:

POWERCOMPUTE, INC.

By: /s/ Richard Russell

Name: Richard Russell

Title: Chief Financial Officer

Address: 1200 W. Platt Street, Suite 100

Tampa, FL 33606

Email Address: Rrussell@lmfunding.com

HOLDER:

BROWN FAMILY ENTERPRISES, LLC

By: /s/ Christina Brown

Name: Christian Brown

Title: Manager

Address: 15911 Beacon Shores Street

Tampa, FL 33616

Email Address: Christian.h.g.brown@gmail.com

[Signature Page to Third Amendment to Secured Promissory Note]